TRANSACTIONS SUBJECT TO RULE 10f-3
PROCEDURES


Portfolio:      US Small Company
              Security Description:  Lexar Media Inc


Issuer:  Lexar Media Inc
              Offering Type:  U.S. Registered

(US Registered, Eligible Muni, Eligible Foreign, Eligible
144A)




REQUIRED
INFORMAT
ION



ANSWER


APPLICABL
E
RESTRICTI
ON

In
Com
plian
ce
Yes/
No


            1

            2

            3

            4

            5

            6

            7


            8

            9

           10




           11



           12


Offering Date

Trade Date

Unit Price of
Offering

Price Paid per
Share

Years of
Issuers
Operations

Underwriting
Type

Underwriting
Spread


Total Price
paid by
Portfolio

Total Size of
Offering

Total Price
Paid by
Portfolio plus
Total Price
Paid for same
securities
purchased by
the same
investment
adviser for
other
investment
companies

Underwriters
 from whom
the Portfolio
purchased
attach a
prospectus or
offering
circular for a
list of all
syndicate
members

If the affiliate
was lead or
co-lead
manager, was
the instruction
listed below
given to the
brokers
named in
#11? ****


     ########

     ########

        $8.00

        $8.00

3+

Firm

        $0.56


     ########

     ########

     ########




Hambrecht and
Quist;
Archipelago
New York


N/A

None

Must be the
same as #1

None

Must not
exceed #3

Must be at
least three
years *

Must be firm

Investment
Adviser
determination
to be made

None

None

#10 divided
by #9 must
not exceed
25% **




Must not
include
Investment
Adviser
affiliates ***



Must be
Yes or
N/A

N/A

YES

N/A

YES

YES

YES

YES


N/A

N/A


YES





YES



N/A

The Investment Adviser has no reasonable cause to believe that the underwriting commission, spread or profit is NOT reasonable and fair compared to underwritings of similar securities during a comparable period of time. In determining which securities are comparable, the Investment Adviser has considered the factors set forth in the Portfolios 10f-3 procedures.

* Not applicable to munis. In the case of munis, (i) the issue must have one investment grade rating or (ii) if the issuer or the revenue source has been in operation for less than three years, the issue must have one of the three highest ratings. Circle (i) or (ii), whichever is met.

**            If an eligible Rule 144A offering, must not exceed
25% of the total amount of same class sold to QIBs in the Rule 144A offering PLUS the amount of the offering of the same class in any concurrent public offering

***           For munis purchased from syndicate manager, check
box to confirm that the purchase was not designated as a group sale.

****          No credit for the purchase made for the Portfolio can
be credited to the Investment Advisers affiliate.

S:\Funds Administration\FUNDS ADMINISTRATION\SmallCompany\Semi2001\10f-
3 US Small Comp-Lexar-8-14-00HQ-ANY.fil.doc